Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   October 12, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus supplement dated September 25, 2002 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,547,200,000                                                                    Pricing Supplement No. 10039 - dated April 3, 2003
Merrill Lynch CoreNotes(SM)              (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
------------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Aggregate       Price to       Purchasing          Interest Rate    Interest Payment    Stated Maturity    Survivor's
  Number   Principal Amount   Public(1)   Agent's Discount(1)      Per Annum          Frequency             Date           Option
------------------------------------------------------------------------------------------------------------------------------------

5901M0CH0      $364,000        100.0%          1.0000%               3.35%             Monthly           4/14/2008          Yes

------------------------------------------------------------------------------------------------------------------------------------

                                  Trade Date: Wednesday April 3, 2003                                            Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]  Issue Date: Monday April 14, 2003                                                 Purchasing Agent
4 World Financial Center          Minimum Denominations/Increments: $1,000/$1,000                                Acting as Principal
New York, NY 10080                Original Issue Discount: No
                                  All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                  Merrill Lynch DTC Participant Number:  5132

                                  (1) Expressed as a percentage of the aggregate principal amount.
                                      "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
------------------------------------------------------------------------------------------------------------------------------------